Exhibit 99.1

Avis Budget Group Enters into New Cooperation Agreement with SRS Investment Management

Board will Ultimately Be Comprised of Nine Directors, Including Three SRS Representatives

PARSIPPANY, N.J., February 24, 2020 – Avis Budget Group, Inc. (NASDAQ: CAR) (the “Company”) today announced that it has entered into a new cooperation agreement with SRS Investment Management, LLC (“SRS”), the Company’s largest shareholder.

The terms of the new approximately two-year cooperation agreement include the appointment of Jagdeep Pahwa, a current Board member and President of SRS, as Vice Chairman of the Board. The Company’s slate for election at the 2020 Annual Meeting of Shareholders will include the addition of Karthik Sarma, Managing Partner of SRS, and current Board members Bernardo Hees, Mr. Pahwa, Carl Sparks, Glenn Lurie, Brian Choi and Lynn Krominga.

Six current directors are not standing for re-election at the 2020 Annual Meeting, temporarily reducing the size of the Board to seven directors. The Board will identify an additional independent director within 90 days of the 2020 Annual Meeting, and once a permanent Chief Executive Officer is named, he or she will also join the Board, resulting in a nine-person Board.

Bernardo Hees, Chairman of the Board, said, “SRS has been a valuable long-term partner to Avis. We are pleased to have reached a new cooperation agreement with them that we believe is in the best interests of the Company and our shareholders. I look forward to working closely with Jagdeep to drive shareholder value and position Avis Budget Group for long-term performance. On behalf of the Board, I would like to thank our retiring directors for their many contributions to Avis Budget Group.”

“I am excited for this phase that Avis is entering with a reconstituted Board that is fully aligned with the interests of all stakeholders. The Board is well-equipped to oversee the Company’s pursuit of excellence and focus on delivering strong, sustainable results,” stated Mr. Sarma.

The complete agreement between Avis Budget Group and SRS will be included in a Form 8-K to be filed with the Securities and Exchange Commission.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “will,” “should,” “would,” “may” and “could” or similar words or expressions are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results, including all statements related to the operation or effects of the new cooperation agreement, are also forward-looking statements. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are specified in Avis Budget Group’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q under headings such as “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Important Additional Information and Where to Find It

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2020 Annual Meeting. The Company plans to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in

connection with the solicitation of proxies for the 2020 Annual Meeting (the “2020 Proxy Statement”), together with a WHITE proxy card. STOCKHOLDERS ARE URGED TO READ THE 2020 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants, none of whom owns in excess of 1 percent of the Company’s outstanding shares of common stock, other than Mr. Choi and Mr. Pahwa, who are affiliated with SRS, which beneficially owns approximately 21.9% of the Company’s outstanding shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2020 Proxy Statement and other materials to be filed with the SEC in connection with the 2020 Annual Meeting. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2019 Annual Meeting of Shareholders (the “2019 Proxy Statement”), filed with the SEC on March 26, 2019. To the extent holdings of the Company’s securities by such potential participants have changed since the amounts printed in the 2019 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Stockholders will be able to obtain, free of charge, copies of the 2020 Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the 2020 Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website (https://avisbudgetgroup.com).

About Avis Budget Group

Avis Budget Group, Inc. is a leading global provider of mobility solutions, both through its Avis and Budget brands, which have more than 11,000 rental locations in approximately 180 countries around the world, and through its Zipcar brand, which is the world’s leading car sharing network with more than one million members. Avis Budget Group operates most of its car rental offices in North America, Europe and Australasia directly, and operates primarily through licensees in other parts of the world. Avis Budget Group has approximately 30,000 employees and is headquartered in Parsippany, N.J. More information is available at avisbudgetgroup.com.

Contacts:

Media Contact:	Investor Contact:
Sard Verbinnen & Co.	David Calabria
David Millar/Tori Goodell	IR@avisbudget.com
212-687-8080